Exhibit 99(n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment No. 2 to Registration Statement No. 333-170939 on Form N-2 of our report dated February 24, 2011 relating to the financial statements of BlackRock Resources & Commodities Strategy Trust as of February 15, 2011 and for the period from November 19, 2010 (date of inception) to February 15, 2011, appearing in the Statement of Additional Information, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania

February 24, 2011